                     SUPPLEMENT TO INVESTMENT ADVISORY AGREEMENT
                                          OF
                              MORGAN STANLEY FUND, INC.

                        (MORGAN STANLEY U.S. REAL ESTATE FUND)


    Supplement dated as of April 22, 1996 (the "Supplement") to Investment Advisory Agreement (the "Agreement") between Morgan Stanley Fund, Inc. (the "Fund") and Morgan Stanley Asset Management Inc. (the "Adviser").

                                       RECITALS

    The Fund has executed and delivered the Agreement, dated as of November 17, 1992, between the Fund and the Adviser. The Agreement sets forth the rights and obligations of the parties with respect to the management of the investment funds of the Fund. The Fund has created an additional investment fund: the Morgan Stanley U.S. Real Estate Fund (the "Real Estate Fund").

                                      AGREEMENTS

    NOW, THEREFORE, the parties agree as follows:

    The percentage rate in Paragraph 3 of the Agreement will be 1.00% with respect to the Morgan Stanley U.S. Real Estate Fund.

    This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

    The parties listed below have executed this Supplement as of the 22nd day of April, 1996.

                                  MORGAN STANLEY ASSET
                                  MANAGEMENT INC.

                                  By:  /s/ Warren J. Olsen
                                       --------------------
                                  Name:  Warren J. Olsen
                                  Title:  Principal

                                  MORGAN STANLEY FUND, INC.

                                  By:  /s/ Warren J. Olsen
                                       --------------------
                                  Name:  Warren J. Olsen
                                  Title:  President

                     SUPPLEMENT TO INVESTMENT ADVISORY AGREEMENT
                                          OF
                              MORGAN STANLEY FUND, INC.

                           (MORGAN STANLEY HIGH YIELD FUND)


    Supplement dated as of April 22, 1996 (the "Supplement") to Investment Advisory Agreement (the "Agreement") between Morgan Stanley Fund, Inc. (the "Fund") and Morgan Stanley Asset Management Inc. (the "Adviser").

                                       RECITALS

    The Fund has executed and delivered the Agreement, dated as of November 17, 1992, between the Fund and the Adviser. The Agreement sets forth the rights and obligations of the parties with respect to the management of the investment funds of the Fund. The Fund has created an additional investment fund: the Morgan Stanley High Yield Fund (the "High Yield Fund").

                                      AGREEMENTS

    NOW, THEREFORE, the parties agree as follows:

    The percentage rate in Paragraph 3 of the Agreement will be 0.75% with respect to the Morgan Stanley High Yield Fund.

    This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

    The parties listed below have executed this Supplement as of the 22nd day of April, 1996.

                                  MORGAN STANLEY ASSET
                                  MANAGEMENT INC.

                                  By:  /s/ Warren J. Olsen
                                       --------------------
                                  Name:  Warren J. Olsen
                                  Title:  Principal

                                  MORGAN STANLEY FUND, INC.

                                  By:  /s/ Warren J. Olsen
                                       --------------------
                                  Name:  Warren J. Olsen
                                  Title:  President